EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Information
The accompanying unaudited pro forma condensed combined financial information furnished in this Exhibit 99.2 was prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X and gives effect to the Merger Agreement with GAIN with acquisition accounting applied to GAIN as the accounting acquiree and the related anticipated issuance of the Notes and use of net proceeds therefrom as described above.
The historical consolidated financial information in the unaudited pro forma condensed combined financial information furnished in this Exhibit 99.2 has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results of the Company and GAIN following the Merger.
The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Merger. The unaudited pro forma condensed combined financial information also does not give effect to the anticipated repurchase of GAIN’s 5.00% Convertible Senior Notes due 2022 (the “GAIN Convertible Notes”) which the Company does not believe is directly attributable to the Merger.
The unaudited pro forma condensed combined financial information furnished in this Exhibit 99.2 has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial information. In many cases, these assumptions are based upon preliminary information and estimates. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger and the anticipated issuance of the Notes as follows:

•	The unaudited pro forma condensed combined balance sheet as of March 31, 2020 was prepared based on:

1.	The historical unaudited condensed consolidated balance sheet of the Company as of March 31, 2020; and

2.	The historical unaudited condensed consolidated balance sheet of GAIN as of March 31, 2020.

•	The unaudited pro forma condensed combined income statement for the year ended September 30, 2019 was prepared based on:

1.	The historical audited consolidated income statement of the Company for the year ended September 30, 2019; and

2.	The historical audited consolidated statement of operations of GAIN for the year ended December 31, 2019.

•	The unaudited pro forma condensed combined income statement for the six months ended March 31, 2020 was derived based on:

1.	The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2020; and

2.	The historical audited consolidated statement of operations of GAIN for the year ended December 31, 2019; plus

3.	The historical unaudited condensed consolidated statement of operations of GAIN for the three months ended March 31, 2020; less

4.	The historical unaudited condensed consolidated statement of operations of GAIN for the nine months ended September 30, 2019.

•	The unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2020 was derived based on:

1.	The historical audited consolidated income statement of the Company for the year ended September 30, 2019; plus

2.	The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2020; less

3.	The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2019; and

4.	The historical audited consolidated statement of operations of GAIN for the year ended December 31, 2019; plus

5.	The historical unaudited condensed consolidated statement of operations of GAIN for the three months ended March 31, 2020; less

6.	The historical unaudited condensed consolidated statement of operations of GAIN for the three months ended March 31, 2019.
As the GAIN unaudited pro forma condensed consolidated income statement information for the six months ended March 31, 2020 was derived from the historical audited consolidated statement of operations for the year ended December 31, 2019, plus the historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2020, less the historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019, GAIN’s results for the fourth quarter of its fiscal year ended December 31, 2019 are included in the unaudited pro forma condensed combined income statement for the year ended September 30, 2019, the unaudited pro forma condensed combined income statement for the six months ended March 31, 2020, and the unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2020.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended September 30, 2019

(Unaudited) (in millions, except share and per share amounts)	Historical INTL Year Ended September 30, 2019 (Audited)	Historical Gain After Reclassifications Year Ended December 31, 2019 (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$31,830.3	$—	$—		$31,830.3
Principal gains, net	415.8	178.8	—		594.6
Commission and clearing fees	372.4	37.6	—		410.0
Consulting, management, and account fees	79.6	3.2	—		82.8
Interest income	198.9	16.6	—		215.5
Total revenues	32,897.0	236.2	—		33,133.2
Cost of sales of physical commodities	31,790.9	—	—		31,790.9
Operating revenues	1,106.1	236.2	—		1,342.3
Transaction-based clearing expenses	183.5	18.9	—		202.4
Introducing broker commissions	114.7	29.3	—		144.0
Interest expense	154.7	15.8	32.7	A,B	203.2
Net operating revenues	653.2	172.2	(32.7)		792.7
Compensation and other expenses:
Compensation and benefits	393.1	78.1	—		471.2
Selling and marketing	—	38.4	—		38.4
Trading systems and market information	38.8	16.5	—		55.3
Occupancy and equipment rental	19.4	9.5	—		28.9
Professional fees	21.0	11.8	—		32.8
Travel and business development	16.2	2.0	—		18.2
Non-trading technology and support	20.1	12.3	—		32.4
Depreciation and amortization	14.0	25.9	(8.8)	C	31.1
Communications	6.6	2.9	—		9.5
Bad debts	2.5	2.0	—		4.5
Recovery on physical coal	(12.4)	—	—		(12.4)
Goodwill impairment	—	28.1	—		28.1
Other	28.4	18.3	—		46.7
Total compensation and other expenses	547.7	245.8	(8.8)		784.7
Other gains	5.5	—	—		5.5
Income (loss) before tax	111.0	(73.6)	(23.9)		13.5
Income tax expense (benefit)	25.9	(12.8)	(6.8)	D	6.3
Net income (loss)	$85.1	$(60.8)	$(17.1)		$7.2

Earnings per share:
Basic	$4.46				$0.38
Diluted	$4.39				$0.37

Weighted-average number of common shares outstanding:
Basic	18,738,905				18,738,905
Diluted	19,014,395				19,014,395

See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Six Months Ended March 31, 2020

(Unaudited) (in millions, except share and per share amounts)	Historical INTL (Unaudited)	Historical Gain After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$30,994.9	$—	$—		$30,994.9
Principal gains, net	281.0	213.9	—		494.9
Commission and clearing fees	203.8	18.1	—		221.9
Consulting, management, and account fees	43.9	1.6	—		45.5
Interest income	87.7	6.3	—		94.0
Total revenues	31,611.3	239.9	—		31,851.2
Cost of sales of physical commodities	30,967.7	—	—		30,967.7
Operating revenues	643.6	239.9	—		883.5
Transaction-based clearing expenses	110.1	9.4	—		119.5
Introducing broker commissions	55.8	19.6	—		75.4
Interest expense	63.8	7.8	16.3	A, B	87.9
Net operating revenues	413.9	203.1	(16.3)		600.7
Compensation and other expenses:
Compensation and benefits	240.7	40.1	—		280.8
Selling and marketing	—	14.9	—		14.9
Trading systems and market information	21.6	9.9	—		31.5
Occupancy and equipment rental	9.9	5.5	—		15.4
Professional fees	10.7	6.3	(1.8)	C	15.2
Travel and business development	7.7	0.8	—		8.5
Non-trading technology and support	11.9	3.5	—		15.4
Depreciation and amortization	8.1	12.2	(3.6)	D	16.7
Communications	3.1	1.4	—		4.5
Bad debts	4.4	4.8	—		9.2
Goodwill impairment	—	28.1	—		28.1
Other	18.1	12.3	—		30.4
Total compensation and other expenses	336.2	139.8	(5.4)		470.6
Other gains	0.1	—	—		0.1
Income (loss) before tax	77.8	63.3	(10.9)		130.2
Income tax expense (benefit)	22.2	17.3	(2.7)	E	36.8
Net income (loss)	$55.6	$46.0	$(8.2)		$93.4

Earnings per share:
Basic	$2.88				$4.86
Diluted	$2.84				$4.78

Weighted-average number of common shares: outstanding:
Basic	18,811,268				18,811,268
Diluted	19,132,497				19,132,497
See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Twelve Months Ended March 31, 2020

(Unaudited) (in millions, except share and per share amounts)	Historical INTL Twelve Months Ended March 31, 2020 (Unaudited)	Historical GAIN Twelve Months Ended March 31, 2020 After Reclassifications (Unaudited)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$49,599.9	$—	$—		$49,599.9
Principal gains, net	493.7	325.9	—		819.6
Commission and clearing fees	391.6	39.3	—		430.9
Consulting, management, and account fees	85.3	3.1	—		88.4
Interest income	193.4	15.0	—		208.4
Total revenues	50,763.9	383.3	—		51,147.2
Cost of sales of physical commodities	49,550.0	—	—		49,550.0
Operating revenues	1,213.9	383.3	—		1,597.2
Transaction-based clearing expenses	200.8	19.6	—		220.4
Introducing broker commissions	113.1	34.7	—		147.8
Interest expense	147.1	15.8	32.7	A, B	195.6
Net operating revenues	752.9	313.2	(32.7)		1,033.4
Compensation and other expenses:
Compensation and benefits	446.8	82.0	—		528.8
Selling and marketing	—	35.3	—		35.3
Trading systems and market information	41.7	17.4	—		59.1
Occupancy and equipment rental	19.9	10.0	—		29.9
Professional fees	21.4	12.1	(1.8)	C	31.7
Travel and business development	16.1	1.8	—		17.9
Non-trading technology and support	22.8	9.9	—		32.7
Depreciation and amortization	16.0	24.5	(7.3)	D	33.2
Communications	6.4	2.8	—		9.2
Bad debts	5.9	5.8	—		11.7
Recovery on physical coal	(10.0)	—	—		(10.0)
Goodwill impairment	—	28.1	—		28.1
Other	32.6	20.3	—		52.9
Total compensation and other expenses	619.6	250.0	(9.1)		860.5
Other gains	0.2	—	—		0.2
Income (loss) before tax	133.5	63.2	(23.6)		173.1
Income tax expense (benefit)	34.4	18.3	(6.0)	E	46.7
Net income (loss)	$99.1	$44.9	$(17.6)		$126.4

Earnings per share:
Basic	$5.17				$6.59
Diluted	$5.09				$6.49

Weighted-average number of common shares outstanding:
Basic	18,791,397				18,791,397
Diluted	19,079,457				19,079,457
See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
INTL Unaudited Condensed Consolidated Income Statement
For the Twelve Months Ended March 31, 2020

(Unaudited) (in millions)	Historical INTL Year Ended September 30, 2019 (Audited)	Historical INTL Six Months Ended March 31, 2020 (Unaudited)	Historical INTL Six Months Ended March 31, 2019 (Unaudited)	Historical INTL Twelve Months Ended March 31, 2020 (Unaudited)
Revenues:
Sales of physical commodities	$31,830.3	$30,994.9	$13,225.3	$49,599.9
Principal gains, net	415.8	281.0	203.1	493.7
Commission and clearing fees	372.4	203.8	184.6	391.6
Consulting, management, and account fees	79.6	43.9	38.2	85.3
Interest income	198.9	87.7	93.2	193.4
Total revenues	32,897.0	31,611.3	13,744.4	50,763.9
Cost of sales of physical commodities	31,790.9	30,967.7	13,208.6	49,550.0
Operating revenues	1,106.1	643.6	535.8	1,213.9
Transaction-based clearing expenses	183.5	110.1	92.8	200.8
Introducing broker commissions	114.7	55.8	57.4	113.1
Interest expense	154.7	63.8	71.4	147.1
Net operating revenues	653.2	413.9	314.2	752.9
Compensation and other expenses:
Compensation and benefits	393.1	240.7	187.0	446.8
Trading systems and market information	38.8	21.6	18.7	41.7
Occupancy and equipment rental	19.4	9.9	9.4	19.9
Professional fees	21.0	10.7	10.3	21.4
Travel and business development	16.2	7.7	7.8	16.1
Non-trading technology and support	20.1	11.9	9.2	22.8
Depreciation and amortization	14.0	8.1	6.1	16.0
Communications	6.6	3.1	3.3	6.4
Bad debts	2.5	4.4	1.0	5.9
Recovery on physical coal	(12.4)	—	(2.4)	(10.0)
Other	28.4	18.1	13.9	32.6
Total compensation and other expenses	547.7	336.2	264.3	619.6
Other gains	5.5	0.1	5.4	0.2
Income before tax	111.0	77.8	55.3	133.5
Income tax expense	25.9	22.2	13.7	34.4
Net income	$85.1	$55.6	$41.6	$99.1

See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
GAIN Unaudited Condensed Consolidated Income Statement
For the Twelve Months Ended March 31, 2020

(Unaudited) (in millions)	Historical GAIN Year Ended December 31, 2019 After Reclassifications (Unaudited) (Note 4)	Historical GAIN Three Months Ended March 31, 2020 After Reclassifications (Unaudited) (Note 4)	Historical GAIN Three Months Ended March 31, 2019 After Reclassifications (Unaudited) (Note 4)	Historical GAIN Twelve Months Ended March 31, 2020 After Reclassifications (Unaudited)
Revenues:
Sales of physical commodities	$—	$—	$—	$—
Principal gains, net	178.8	172.7	25.6	325.9
Commission and clearing fees	37.6	10.3	8.6	39.3
Consulting, management, and account fees	3.2	0.4	0.5	3.1
Interest income	16.6	2.7	4.3	15.0
Total revenues	236.2	186.1	39.0	383.3
Cost of sales of physical commodities	—	—	—	—
Operating revenues	236.2	186.1	39.0	383.3
Transaction-based clearing expenses	18.9	5.4	4.7	19.6
Introducing broker commissions	29.3	12.5	7.1	34.7
Interest expense	15.8	3.9	3.9	15.8
Net operating revenues	172.2	164.3	23.3	313.2
Compensation and other expenses:
Compensation and benefits	78.1	24.2	20.3	82.0
Selling and marketing	38.4	7.1	10.2	35.3
Trading systems and market information	16.5	4.8	3.9	17.4
Occupancy and equipment rental	9.5	2.9	2.4	10.0
Professional fees	11.8	3.4	3.1	12.1
Travel and business development	2.0	0.4	0.6	1.8
Non-trading technology and support	12.3	1.8	4.2	9.9
Depreciation and amortization	25.9	6.1	7.5	24.5
Communications	2.9	0.7	0.8	2.8
Bad debts	2.0	4.2	0.4	5.8
Goodwill impairment	28.1	—	—	28.1
Other	18.3	6.3	4.3	20.3
Total compensation and other expenses	245.8	61.9	57.7	250.0
(Loss) income before tax	(73.6)	102.4	(34.4)	63.2
Income tax (benefit) expense	(12.8)	25.1	(6.0)	18.3
Net (loss) income	$(60.8)	$77.3	$(28.4)	$44.9

See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2020

(in millions)	Historical INTL (Unaudited)	Historical Gain After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Balance Sheet
ASSETS
Cash and cash equivalents	$519.5	$470.2	$88.8	A, B,C	$1,078.5
Cash, securities and other assets segregated under federal and other regulations	1,176.1	496.4	—		1,672.5
Collateralized transactions:
Securities purchased under agreements to resell	1,260.0	—	—		1,260.0
Securities borrowed	1,063.8	—	—		1,063.8
Deposits with and receivables from broker-dealers, clearing organizations, and counterparties, net	3,359.5	164.9	—		3,524.4
Receivables from clients, net	481.1	3.4	—		484.5
Notes receivable, net	3.9	—	—		3.9
Income taxes receivable	1.5	—	—		1.5
Financial instruments owned, at fair value	2,525.7	—	—		2,525.7
Physical commodities inventory, net	255.2	—	—		255.2
Deferred income taxes, net	14.0	16.6	—		30.6
Property and equipment, net	43.0	29.1	—		72.1
Operating right of use assets	31.6	13.5	3.1	D	48.2
Goodwill and intangible assets, net	73.1	21.2	(21.2)	E	73.1
Other assets	62.9	16.5	—		79.4
Total assets	$10,870.9	$1,231.8	$70.7		$12,173.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$184.8	$34.9	$—		$219.7
Operating lease liabilities	34.2	16.6	—		50.8
Payables to:
Clients	4,531.5	785.2	—		5,316.7
Broker-dealers, clearing organizations and counterparties	429.2	5.9	—		435.1
Lenders under loans	275.0	—	—		275.0
Senior secured borrowings, net	184.3	—	335.7	F	520.0
Convertible senior notes	—	80.3	11.7	G	92.0
Income taxes payable	10.6	11.8	—		22.4
Collateralized transactions:
Securities sold under agreements to repurchase	2,800.3	—	—		2,800.3
Securities loaned	1,068.8	—	—		1,068.8
Financial instruments sold, not yet purchased, at fair value	703.6	—	—		703.6
Total liabilities	10,222.3	934.7	347.4		11,504.4
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	0.2	—	—		0.2
Common stock in treasury, at cost	(57.6)	(127.5)	127.5	H	(57.6)
Additional paid-in capital	285.8	251.1	(251.1)	H	285.8
Retained earnings	458.4	209.8	(189.4)	H,I,J,K	478.8
Accumulated other comprehensive loss, net	(38.2)	(36.3)	36.3	H	(38.2)
Total stockholders’ equity	648.6	297.1	(276.7)		669.0
Total liabilities and stockholders’ equity	$10,870.9	$1,231.8	$70.7		$12,173.4
See notes to the unaudited pro forma financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed combined income statement for the year ended September 30, 2019 reflects the Merger of GAIN with the Company and the related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on October 1, 2018, combining the results of the Company for its fiscal year ended September 30, 2019 and of GAIN for its fiscal year ended December 31, 2019. The accompanying unaudited pro forma condensed combined income statement for the six months ended March 31, 2020 reflects the Merger of GAIN with the Company and the related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on October 1, 2019, combining the results of the Company and GAIN for the respective periods. The accompanying unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2020 reflects the Merger of GAIN with the Company and the related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on April 1, 2019, combining the results of the Company and GAIN for the respective periods.
The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2020 reflects the GAIN Merger and related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on March 31, 2020, combining the unaudited condensed consolidated balance sheets of the Company and GAIN as of March 31, 2020.
The unaudited pro forma condensed combined financial information reflects the anticipated issuance of the Notes and the use of net proceeds therefrom as described above and also reflects the Merger under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The Company is the acquiror for financial accounting purposes. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. To prepare the unaudited pro forma condensed combined financial information, the Company adjusted GAIN’s assets and liabilities to their estimated fair values based upon a preliminary allocation. As of the date of this Form 8-K, the Company has not completed the detailed valuations necessary to finalize the required estimated fair values of GAIN’s assets acquired and liabilities assumed and the related allocation of the purchase price. Accordingly, the final acquisition accounting adjustments upon the closing of the Merger may be materially different from the unaudited pro forma adjustments.
Certain financial information of GAIN as presented in its historical consolidated and condensed consolidated financial statements has been reclassified to conform to the historical presentation of the Company’s consolidated and condensed consolidated financial statements for the purposes of preparing the unaudited pro forma condensed combined financial information as further detailed in Note 4. Upon completion of the Merger, a more detailed review of GAIN’s accounting policies could result in additional differences between the accounting policies of the two companies, that, when conformed, could have a material impact on the consolidated and condensed consolidated financial statements.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company, which are materially consistent with those adopted by GAIN. As such, the unaudited pro forma condensed financial information does not reflect any adjustments to conform GAIN’s results and financial position to the Company’s accounting policies.
3. PURCHASE PRICE ACCOUNTING AND ESTIMATED MERGER CONSIDERATION

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect a preliminary allocation of the cash consideration to the fair value of GAIN’s identifiable assets acquired and liabilities assumed. The preliminary purchase price allocation in this unaudited pro forma condensed combined financial information is based upon the terms of the Merger Agreement, pursuant to which each share of GAIN’s common stock issued and outstanding will be converted into the right to receive $6.00 in cash, without interest. Based upon GAIN’s fully diluted shares outstanding, the total cash consideration required to be paid to GAIN’s shareholders for the Merger is $236.2 million.

Information regarding the cash consideration to be paid for the Merger is as follows:

Cash price per share established in Merger Agreement	$6.00
Fully diluted shares (in millions)	39.4
Total merger consideration ($ in millions)	$236.2
Information regarding the net tangible book value of GAIN as of March 31, 2020, is as follows (in millions):

Fair value of tangible assets acquired	$1,213.7
Fair value of tangible liabilities assumed	(946.4)
Net tangible book value	$267.3
Assuming the Merger had occurred on March 31, 2020, management has made an initial fair value estimate of the assets acquired and liabilities assumed as of that date. All purchase accounting estimates are subject to revision upon the closing of the Merger and upon finalizing its purchase accounting estimates; a process in which the Company expects to seek the assistance of a third-party valuation expert.
The Merger will include the acquisition of certain derivative financial instruments that are carried at fair value in GAIN’s historical condensed consolidated balance sheet as of March 31, 2020. For assets and liabilities not carried at fair value in GAIN’s historical condensed consolidated balance sheet as of March 31, 2020, the Company believes that due to the short-term nature of the tangible assets acquired and liabilities assumed, that their carrying values approximate their fair values. The Company intends to redeem and repay the GAIN Convertible Notes with the proceeds from the anticipated issuance of the Notes in connection with the transactions and, thus, the fair value of the GAIN Convertible Notes was assumed to be equivalent to the redemption value.
Based upon the excess of the net tangible assets acquired in comparison to the total Merger consideration detailed above, the Company would have recorded a bargain purchase gain related to the Merger of approximately $31.1 million assuming the Merger had occurred on March 31, 2020.
The Company believes that the bargain purchase gain was due to the significant market volatility experienced during March 2020, primarily as a result of the COVID-19 pandemic. The volatility during the period commencing on February 27, 2020 (the first trading day following the signing of the Merger Agreement) and ending on March 31, 2020, the last day of GAIN’s first quarter of 2020, increased significantly as compared to both the period commencing on January 1, 2020 and ending on the date the Merger Agreement was signed on February 26, 2020 and GAIN’s first quarter of 2019. This resulted in GAIN generating significant increases in net income over the comparable periods, and a corresponding increase in net tangible book value, that was not contemplated in the Merger consideration.

4. RECLASSIFICATION ADJUSTMENTS
Certain reclassifications have been made to the historical presentation of GAIN’s consolidated financial statements to conform to the financial statement presentation of the Company. The reclassifications result in consistency of reporting between the Company and GAIN with no impact on total assets, total liabilities, total stockholders’ equity, and net (loss) income.
Reclassifications to GAIN’s condensed consolidated balance sheet as of March 31, 2020 are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
ASSETS
Cash and cash equivalents	$293.3	$176.9	$470.2
Cash, securities and other assets segregated under federal and other regulations	—	496.4	496.4
Cash and securities held for customers	785.2	(785.2)	—
Receivables from brokers	53.0	111.9	164.9
Receivables from clients, net	—	3.4	3.4
Deferred income taxes	—	16.6	16.6
Property and equipment, net	29.1	—	29.1
Operating right of use assets	—	13.5	13.5
Intangible assets, net	21.2	—	21.2
Other assets	50.0	(33.5)	16.5
Total assets	$1,231.8	$—	$1,231.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$—	$34.9	$34.9
Operating lease liabilities	—	16.6	16.6
Payables to clients	785.2	—	785.2
Payables to brokers	5.9	—	5.9
Accrued compensation and benefits	6.5	(6.5)	—
Accrued expense and other liabilities	45.0	(45.0)	—
Income taxes payable	11.8	—	11.8
Convertible senior notes	80.3	—	80.3
Total liabilities	934.7	—	934.7
Commitments and contingencies
Stockholders’ Equity:
Common stock	—	—	—
Common stock in treasury, at cost	(127.5)	—	(127.5)
Additional paid-in capital	251.1	—	251.1
Retained earnings	209.8	—	209.8
Accumulated other comprehensive loss, net	(36.3)	—	(36.3)
Total stockholders’ equity	297.1	—	297.1
Total liabilities and stockholders’ equity	$1,231.8	$—	$1,231.8

Reclassifications to GAIN’s consolidated statement of operations for the year ended December 31, 2019, are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
Revenues:
Retail revenue	$177.7	$(177.7)	$—
Futures revenue	34.8	(34.8)	—
Other revenue	7.1	(7.1)	—
Principal gains, net	—	178.8	178.8
Commission and clearing fees	—	37.6	37.6
Consulting, management, and account fees	—	3.2	3.2
Total non-interest revenue	219.6	—	219.6
Interest revenue	16.6	—	16.6
Interest expense	2.3	13.5	15.8
Total net interest revenue	14.3	(13.5)	0.8
Transaction-based clearing expenses	—	18.9	18.9
Introducing broker commissions	—	29.3	29.3
Net operating revenues	233.9	(61.7)	172.2
Compensation and other expenses:
Employee compensation and benefits	78.1	—	78.1
Selling and marketing	38.4	—	38.4
Trading systems and market information	—	16.5	16.5
Referral fees	29.3	(29.3)	—
Trading expenses	20.8	(20.8)	—
Occupancy and equipment rental	—	9.5	9.5
Professional fees	—	11.8	11.8
Travel and business development	—	2.0	2.0
Non-trading technology and support	—	12.3	12.3
General and administrative	50.6	(50.6)	—
Depreciation and amortization	17.1	8.8	25.9
Purchased intangible amortization	8.8	(8.8)	—
Communications	—	2.9	2.9
Communications and technology	19.5	(19.5)	—
Bad debts	2.0	—	2.0
Restructuring expenses	1.3	(1.3)	—
Goodwill impairment	28.1	—	28.1
Other expenses	—	18.3	18.3
Total compensation and other expenses	294.0	(48.2)	245.8
Operating loss	(60.1)	(13.5)	(73.6)
Interest expense on long term borrowings	13.5	(13.5)	—
Loss before income tax benefit	(73.6)	—	(73.6)
Income tax benefit	(12.8)	—	(12.8)
Net loss	$(60.8)	$—	$(60.8)

Reclassifications to GAIN’s consolidated statement of operations for the six months ended March 31, 2020, are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
Revenues:
Retail revenue	$213.3	$(213.3)	$—
Futures revenue	16.6	(16.6)	—
Other revenue	3.7	(3.7)	—
Principal gains, net	—	213.9	213.9
Commission and clearing fees	—	18.1	18.1
Consulting, management, and account fees	—	1.6	1.6
Total non-interest revenue	233.6	—	233.6
Interest revenue	6.3	—	6.3
Interest expense	1.0	6.8	7.8
Total net interest expense	5.3	(6.8)	(1.5)
Transaction-based clearing expenses	—	9.4	9.4
Introducing broker commissions	—	19.6	19.6
Net operating revenues	238.9	(35.8)	203.1
Compensation and other expenses:
Employee compensation and benefits	40.1	—	40.1
Selling and marketing	14.9	—	14.9
Trading systems and market information	—	9.9	9.9
Referral fees	19.6	(19.6)	—
Trading expenses	9.6	(9.6)	—
Occupancy and equipment rental	—	5.5	5.5
Professional fees	—	6.3	6.3
Travel and business development	—	0.8	0.8
Non-trading technology and support	—	3.5	3.5
General and administrative	26.7	(26.7)	—
Depreciation and amortization	8.6	3.6	12.2
Purchased intangible amortization	3.6	(3.6)	—
Communications	—	1.4	1.4
Communications and technology	9.1	(9.1)	—
Bad debts	4.8	—	4.8
Restructuring expenses	2.7	(2.7)	—
Goodwill impairment	28.1	—	28.1
Transaction costs	1.0	(1.0)	—
Other expenses	—	12.3	12.3
Total compensation and other expenses	168.8	(29.0)	139.8
Operating income	70.1	(6.8)	63.3
Interest expense on long term borrowings	6.8	(6.8)	—
Income before income tax expense	63.3	—	63.3
Income tax expense	17.3	—	17.3
Net income	$46.0	$—	$46.0

Reclassifications to GAIN’s consolidated statement of operations for the three months ended March 31, 2020, are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
Revenues:
Retail revenue	$173.1	$(173.1)	$—
Futures revenue	9.4	(9.4)	—
Other revenue	0.9	(0.9)	—
Principal gains, net	—	172.7	172.7
Commission and clearing fees	—	10.3	10.3
Consulting, management, and account fees	—	0.4	0.4
Total non-interest revenue	183.4	—	183.4
Interest revenue	2.7	—	2.7
Interest expense	0.5	3.4	3.9
Total net interest expense	2.2	(3.4)	(1.2)
Transaction-based clearing expenses	—	5.4	5.4
Introducing broker commissions	—	12.5	12.5
Net operating revenues	185.6	(21.3)	164.3
Compensation and other expenses:
Employee compensation and benefits	24.2	—	24.2
Selling and marketing	7.1	—	7.1
Trading systems and market information	—	4.8	4.8
Referral fees	12.5	(12.5)	—
Trading expenses	4.9	(4.9)	—
Occupancy and equipment rental	—	2.9	2.9
Professional fees	—	3.4	3.4
Travel and business development	—	0.4	0.4
Non-trading technology and support	—	1.8	1.8
General and administrative	13.9	(13.9)	—
Depreciation and amortization	4.3	1.8	6.1
Purchased intangible amortization	1.8	(1.8)	—
Communications	—	0.7	0.7
Communications and technology	4.5	(4.5)	—
Bad debts	4.2	—	4.2
Restructuring expenses	1.4	(1.4)	—
Transaction costs	1.0	(1.0)	—
Other expenses	—	6.3	6.3
Total compensation and other expenses	79.8	(17.9)	61.9
Operating income	105.8	(3.4)	102.4
Interest expense on long term borrowings	3.4	(3.4)	—
Income before income tax expense	102.4	—	102.4
Income tax expense	25.1	—	25.1
Net income	$77.3	$—	$77.3

Reclassifications to GAIN’s consolidated statement of operations for the three months ended March 31, 2019, are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
Revenues:
Retail revenue	$24.3	$(24.3)	$—
Futures revenue	8.0	(8.0)	—
Other revenue	2.4	(2.4)	—
Principal gains, net	—	25.6	25.6
Commission and clearing fees	—	8.6	8.6
Consulting, management, and account fees	—	0.5	0.5
Total non-interest revenue	34.7	—	34.7
Interest revenue	4.3	—	4.3
Interest expense	0.6	3.3	3.9
Total net interest revenue	3.7	(3.3)	0.4
Transaction-based clearing expenses	—	4.7	4.7
Introducing broker commissions	—	7.1	7.1
Net operating revenues	38.4	(15.1)	23.3
Compensation and other expenses:
Employee compensation and benefits	20.3	—	20.3
Selling and marketing	10.2	—	10.2
Trading systems and market information	—	3.9	3.9
Referral fees	7.1	(7.1)	—
Trading expenses	5.5	(5.5)	—
Occupancy and equipment rental	—	2.4	2.4
Professional fees	—	3.1	3.1
Travel and business development	—	0.6	0.6
Non-trading technology and support	—	4.2	4.2
General and administrative	12.8	(12.8)	—
Depreciation and amortization	4.2	3.3	7.5
Purchased intangible amortization	3.3	(3.3)	—
Communications	—	0.8	0.8
Communications and technology	5.7	(5.7)	—
Bad debts	0.4	—	0.4
Other expenses	—	4.3	4.3
Total compensation and other expenses	69.5	(11.8)	57.7
Operating loss	(31.1)	(3.3)	(34.4)
Interest expense on long term borrowings	3.3	(3.3)	—
Loss before income tax benefit	(34.4)	—	(34.4)
Income tax benefit	(6.0)	—	(6.0)
Net loss	$(28.4)	$—	$(28.4)

5. PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed combined financial information is based upon the historical consolidated and condensed consolidated financial statements of the Company and of GAIN and certain adjustments which the Company believes are reasonable to give effect to the Merger and the anticipated issuance of the Notes and use of the net proceeds therefrom as described above. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the Merger consideration, which is subject to adjustment based upon the closing of the Merger and our further analysis.
The unaudited pro forma condensed combined financial information included herein was prepared using the acquisition method of accounting for the Merger. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial information provide a reasonable basis for presenting the pro forma effects of the Merger and the anticipated issuance of the Notes and use of the net proceeds therefrom as described above. Other than those pro forma adjustments described below, the Company believes there are no adjustments, in any material respects, that need to be made to present GAIN’s financial information in accordance with U.S. GAAP, or to align GAIN’s historical accounting policies with the Company’s.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020 are as follows:

A.	To record $92.0 million of the cash proceeds from the anticipated issuance of the Notes that will be utilized to repurchase the GAIN Convertible Notes.

B.	To adjust for the quarterly cash dividend of $2.4 million equal to $0.06 per share of GAIN’s common stock declared by the GAIN Board of Directors subsequent to March 31, 2020.

C.	To record the usage of cash of $0.8 million from the balance sheet to pay acquisition related costs of the Merger.

D.	To adjust GAIN’s operating right of use assets to fair value in connection with the Company’s preliminary allocation of the Merger consideration.

E.	To adjust GAIN’s intangible assets as a result of the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

F.	To record the anticipated issuance and use of net proceeds from the Notes in the aggregate principal amount of $350.0 million, less deferred financing costs of $14.3 million.

G.	To adjust GAIN’s Convertible Notes to fair value in connection with the Company’s preliminary allocation of the Merger consideration.

H.	To record the elimination of GAIN’s equity of $297.1 million.

I.	To accrue for directly attributable, factually supportable, and nonrecurring acquisition related costs related to the Merger of $8.3 million.

J.	To record a bargain purchase gain upon the Merger of $31.1 million based upon the preliminary allocation of the Merger consideration.

K.	To adjust for the quarterly cash dividend of $2.4 million equal to $0.06 per share of GAIN’s common stock declared by the GAIN Board of Directors subsequent to March 31, 2020.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the year ended September 30, 2019 are as follows:

A.
To adjust for the directly attributable and recurring interest expense of $29.8 million that will be incurred by the Company following the anticipated issuance of the Notes in the aggregate principal amount of $350.0 million assuming these notes bear interest at a rate of 8.5%. A 0.125% increase in the actual interest rate at which these notes bear interest would increase pro forma interest expense by approximately $0.4 million.

B.
To adjust for the directly attributable, factually supportable, and recurring amortization of $2.9 million in deferred financing costs that will be incurred by the Company following the anticipated issuance of the Notes.

C.
To reverse the amortization expense of $8.8 million incurred on GAIN’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

D.
To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to GAIN were tax effected at the applicable blended statutory tax rate of 19.8%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the six months ended March 31, 2020 are as follows:

A.
To adjust for the directly attributable and recurring interest expense of $14.9 million that will be incurred by the Company following the anticipated issuance of the Notes in the aggregate principal amount of $350.0 million assuming these notes bear interest at a rate of 8.5%. A 0.125% increase in the actual interest rate at which these notes bear interest would increase pro forma interest expense by approximately $0.2 million.

B.
To adjust for the directly attributable, factually supportable, and recurring amortization of $1.4 million in deferred financing costs that will be incurred by the Company following the anticipated issuance of the Notes.

C.
To adjust for directly attributable, factually supportable, and nonrecurring acquisition related costs related to the Merger of $1.8 million included in the results for the six months ended March 31, 2020.

D.
To reverse the amortization expense of $3.6 million incurred on GAIN’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

E.
To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to GAIN were tax effected at the applicable blended statutory tax rate of 28.2%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the twelve months ended March 31, 2020 are as follows:

A.
To adjust for the directly attributable and recurring interest expense of $29.8 million that will be incurred by the Company following the anticipated issuance of the Notes in the aggregate principal amount of $350.0 million assuming these notes bear interest at a rate of 8.5%. A 0.125% increase in the actual interest rate at which these notes bear interest would increase pro forma interest expense by approximately $0.4 million.

B.
To adjust for the directly attributable, factually supportable, and recurring amortization of $2.9 million in deferred financing costs that will be incurred by the Company following the anticipated issuance of the Notes.

C.
To adjust for directly attributable, factually supportable, and nonrecurring acquisition related costs related to the Merger of $1.8 million included in the results for the twelve months ended March 31, 2020.

D.
To reverse the amortization expense of $7.3 million incurred on GAIN’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

E.
To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to GAIN were tax effected at the applicable blended statutory tax rate of 28.2%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.

6. NONRECURRING CHARGES
As a result of the Merger Agreement, GAIN recorded a goodwill impairment charge of $28.1 million based on the agreed-upon Merger consideration of $6.00 per share in their audited consolidated statement of operations for the year ended December 31, 2019. The goodwill impairment charge is not reflected as a pro forma adjustment on the unaudited Pro Forma Condensed Combined Income Statements for the year ended September 30, 2019, the six months ended March 31, 2020, and the twelve months ended March 31, 2020 as it is nonrecurring in nature.